UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 30, 2016

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3020 Carrington Mill Blvd., Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2016, SciQuest, Inc., a Delaware corporation (the “Company”), AKKR Green Parent, LLC, a Delaware limited liability company (“Parent”), and AKKR Green Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Company’s board of directors (the “Board”) has unanimously determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders and has recommended the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders.

Merger Agreement

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), other than any shares cancelled in accordance with the terms of the Merger Agreement or any Dissenting Shares (as defined in the Merger Agreement), will automatically be converted into the right to receive $17.75 per share in cash, without interest (the “Merger Consideration”). In addition, each option to acquire shares of the Company Common Stock, if not exercised prior to the Effective Time, that is vested as of the Effective Time will be converted at the Effective Time, unless otherwise agreed between the holder thereof and Parent, into the right to receive payment in cash for each share of Company Common Stock subject to such option equal to the amount by which the value of the Merger Consideration exceeds such option’s exercise price. Also at the Effective Time, unless otherwise agreed between the holder thereof and Parent, (i) each vested restricted stock unit award (other than performance-based restricted stock units) will be converted into the right to receive a cash payment equal to the product of the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such restricted stock unit award, without interest and less applicable taxes, and (ii) each performance-based restricted stock unit will be converted into the right to receive (subject to the terms and conditions set forth in the applicable grant agreements) a cash payment equal to the product of the Merger Consideration multiplied by the total number of “Earned Units” as determined in accordance with the change of control provisions of the applicable performance-based restricted stock unit, without interest and less applicable taxes.

The Merger is conditioned, among other things, on (i) the approval of the holders of a majority of the outstanding shares of Company Common Stock, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976. Each party’s obligation to consummate the Merger is subject to certain other customary conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (generally subject to certain materiality standards) and the other party’s performance in all material respects of all of its obligations under the Merger Agreement. In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to certain other conditions, including the absence of a Company Material Adverse Effect (as defined in the Merger Agreement). The Merger Agreement does not contain a financing condition. Subject to the satisfaction of the closing conditions, the parties anticipate that the Merger will be consummated during the third quarter of 2016, though there can be no assurance that the Merger will be completed in this timeframe.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various covenants and agreements, including, among others, customary covenants to conduct the business of the Company in the ordinary course consistent with past practice prior to the Effective Time, and to prepare a proxy statement and convene and hold a special meeting of the Company’s stockholders to consider and vote upon adoption of the Merger Agreement.

The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to initiate, solicit and encourage the making of Acquisition Proposals (as defined in the Merger Agreement) and engage in, enter into and continue discussions or negotiations with respect to Acquisition Proposals until 11:59 p.m. (Eastern time) on June 24, 2016 (the “Go-Shop Period”). From the end of the Go-Shop Period until 11:59 p.m. (Eastern time) on July 9, 2016, the Company is permitted to continue discussions with third parties that made a Superior Proposal (as defined in the Merger Agreement) during the Go-Shop Period (the “Excluded Parties”). The Company does not intend to disclose any developments with respect to this process unless and until its Board makes a decision regarding a potential Superior Proposal. After the Go-Shop Period expires, the Company is prohibited from soliciting Acquisition Proposals (other than from the Excluded Parties until July 9, 2016 as referenced above). However, prior to obtaining stockholder approval, if the Board receives a Superior Proposal and the Board determines in good faith, after consultation with its outside counsel, that failure to terminate the Merger Agreement to enter into an agreement to effect such Superior Proposal would be inconsistent with the Board’s fiduciary duties under applicable law, then the Company may terminate the Merger Agreement (and pay the applicable termination fee), subject to Parent’s right to match the Superior Proposal.

The Merger Agreement may be terminated by either Parent or the Company if (i) the Merger is not consummated by October 27, 2016, (ii) the Merger becomes subject to a final, non-appealable injunction or order restraining, enjoining or otherwise prohibiting the Merger, or (iii) stockholder approval of the Merger is not obtained following a vote of stockholders taken thereon. In addition, the Merger Agreement may be terminated by the Company in connection with entering into an agreement with respect to a Superior Proposal during the Go-Shop Period, provided that the Company will be required to pay Parent a termination fee of $9,660,000. The Merger Agreement may be terminated by Parent in certain specified circumstances in connection with an Intervening Event (as defined in the Merger Agreement), provided that the Company will be required to pay Parent a termination fee of $39,670,000. If the Merger Agreement is terminated in certain other circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee of $19,840,000. If a termination fee is payable (and in certain other limited circumstances), the Company is also obligated to reimburse Parent’s reasonable expenses up to a cap of $3,810,000. The Merger Agreement contains certain other customary termination rights for the Company and the Parent.

Parent has secured committed equity financing, consisting of cash to be provided by Accel-KKR Capital Partners IV, LP, Accel-KKR Capital Partners IV Strategic Fund, LP, Accel-KKR Capital Partners V, LP, and Accel-KKR Capital Partners V Strategic Fund, LP (the “AKKR Funds”), which are affiliates of Parent, subject to certain terms and conditions.

On May 30, 2016, concurrently with the execution of the Merger Agreement, Parent entered into a voting agreement with RGM Capital, LLC (“RGM”), which currently beneficially owns approximately 9.6% of the outstanding shares of Company Common Stock, pursuant to which RGM agreed, among other things, to vote the shares of Company Common Stock it currently beneficially owns and continues to beneficially own as of the record date of the meeting of the Company’s stockholders in favor of the Merger Agreement and the transactions contemplated thereby. Certain of the AKKR Funds have been stockholders of the Company since 2014 and currently beneficially own approximately 4.9% of the outstanding shares of Company Common Stock.

The Merger Agreement has been provided solely to inform the Company’s stockholders and other investors of its terms. The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s stockholders and other investors with information regarding the terms of the Merger Agreement and it is not intended to provide any other factual information about the Company and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the SEC. The Company’s stockholders and other investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, and solely for the benefit of the parties to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and may be qualified by certain confidential disclosures not reflected in the text of the Merger Agreement. Moreover, certain representations, warranties and covenants in the Merger Agreement may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders or other investors, and may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read as a stand-alone document, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2016, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”), which became effective immediately. The Amended Bylaws add a new Section 6.14 that designates the state and federal courts located within the State of Delaware as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum (the “Bylaw Amendment”). The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the press release issued on May 31, 2016 by the Company announcing the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information

This communication may be deemed to be a solicitation of proxies in respect of the proposed acquisition of SciQuest. In connection with the proposed acquisition, SciQuest intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). Investors and stockholders of SciQuest are urged to read the proxy statement (including any amendments or supplements) and other relevant materials filed with the SEC when they become available because they will contain important information about SciQuest and the proposed acquisition. The definitive proxy statement and a proxy card will be mailed to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by SciQuest, at the SEC’s website, www.sec.gov. In addition, these documents (when they are available) may also be obtained by investors and stockholders free of charge at SciQuest’s website, www.sciquest.com, or from SciQuest upon written request to its Investor Relations at 3020 Carrington Mill Boulevard, Suite 100, Morrisville, NC 27560.

Participants in the Solicitation

SciQuest and its directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from stockholders of SciQuest in connection with the proposed acquisition. Information about SciQuest’s directors and executive officers may be found in SciQuest’s proxy statement on Schedule 14A relating to its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2016, and SciQuest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed on February 22, 2016. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed acquisition will be included in the proxy statement related to the proposed acquisition to be filed with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on beliefs and assumptions of SciQuest’s management and on information currently available to SciQuest’s management and that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements include information concerning SciQuest’s possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities, the successful closing of this transaction, effects of the transaction, operations as a private company and the location of its headquarters and the effects of competition. Forward-looking statements consist of all statements that are not historical facts and can be identified by terms such as “accelerates,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, without limitation, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the possibility that the consummation of the proposed acquisition described in this communication does not occur or is delayed, either due to the failure of closing conditions, including approval of SciQuest’s stockholders, the failure to obtain required regulatory approvals or other reasons; (3) the risk that the proposed acquisition disrupts current plans and operations or increases operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such acquisition; (4) the outcome of any legal proceedings that may be instituted against the SciQuest, the potential acquiror or others following announcement of the merger agreement and transactions contemplated therein; and (5) those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of SciQuest’s most recently filed Annual Report on Form 10-K and SciQuest’s subsequently filed Quarterly Reports on Form 10-Q. SciQuest urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as otherwise required by the federal securities laws, SciQuest disclaims any obligation or undertaking to publicly release or otherwise provide any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in SciQuest’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of May 30, 2016, by and among Parent, Merger Sub and the Company*

3.1	Second Amended and Restated Bylaws of the Company

99.1	Press Release, dated May 31, 2016

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

Date: May 31, 2016

	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of May 30, 2016, by and among Parent, Merger Sub and the Company

3.1	Second Amended and Restated Bylaws of the Company

99.1	Press Release, dated May 31, 2016